Camposagrado, Inc. & STL Marketing Group, Inc.

Patent & Trademark Licensing Agreement

THIS AGREEMENT, effective this 11th day, of February 2016, is entered into by Camposagrado, Inc. (hereinafter “LICENSOR”) and STL Marketing Group, Inc. (hereinafter “LICENSEE”).

BACKGROUND

WHEREAS, LICENSOR has designed and developed an application for creating a virtual hotel guest room telephone to be used with a guest’s own, or any smart phone or device, in a hotel environment (hereinafter “INVENTION”).

WHEREAS, LICENSOR is the owner of all rights, title and interest in the INVENTION and has filed for a patent with the United States Patent & Trademark Office under Application No. 14/877,595, as well as filed for trademark rights on the brand name F3TCH.

WHEREAS, LICENSOR desires to transfer to LICENSEE and LICENSEE desires to acquire from LICENSOR an exclusive license to develop and market the INVENTION covered by the patent rights in the USA and all other countries, territories and jurisdictions on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, parties agree as follow:

SECTION 1. DEFINITIONS

1.1. GROSS SALES. “Gross Sales” shall mean the aggregate compensation the LICENSEE, or its subsidiaries, or mutually agreed joint ventures, receives for goods sold under the Patent Rights without a reduction for taxes, transportation, returns, depreciation or other expenses.

1.2. CLOSING. “Closing” shall occur when both LICENSOR and LICENSEE have applied their respective signatures to this Agreement.

1.3. PATENT & TRADEMARK RIGHTS. “Patent & TRADEMARK Rights” means the following listed patents and/or patent applications, patents to be issued pursuant thereto, and all divisions, continuations, reissues, substitutes, and extensions thereof as well as any trademarks listed:

Applications/ Trademarks

(a)	U.S. Application No. 14/877,595

(b)	US Trademark F3TCH, USPTO Date Applied: October 7, 2015.

SECTION 2. GRANT OF INVENTION AND PATENT RIGHTS

In consideration for the up-front monies and royalty to be paid under Sections 3 and 4, LICENSOR grants to LICENSEE:

(a)	an exclusive, nontransferable license to develop and market the INVENTION globally;

(b)	all rights under the Patent & Trademark Rights; and

(c)	all technology, trade secrets and know-how related to the design and manufacture of the INVENTION, including all design plans, blueprints and any documentation or software related thereto.

SECTION 3. UP-FRONT MONIES

LICENSEE shall pay to LICENSOR, as soon as possible, within three years of the date of Closing, seventy-five thousand (US$75,000.00) in United States funds. The up-front monies are not to be considered part of the royalties due under Section 4 of this Agreement.

SECTION 4. ROYALTY

Upon Closing, LICENSEE shall pay LICENSOR a royalty payment based upon the Gross Sales of the LICENSEE. Said royalty payment shall be calculated based upon 3% of the Gross Sales of the LICENSEE with regard to the Invention.

SECTION 5. TIMING OF ROYALTY PAYMENTS AND MINIMUM ROYALTY

5.1. QUARTERLY PAYMENTS. LICENSEE shall pay LICENSOR a royalty for each calendar quarter of each year during which this Agreement is in effect, net 30.

5.2 MINIMUM PAYMENT. There is no minimum quarterly royalty payment if there are no sales with regard to the INVENTION.

SECTION 6. REPORTS AND RECORDS

6.1. FINANCIAL STATEMENT. LICENSEE shall provide a quarterly financial statement to LICENSOR showing the Gross Sales during each quarter when each quarterly royalty payment is made.

6.2. RECORDS. LICENSEE shall keep records of the Gross Sales and numbers supporting these figures pursuant to this Agreement in sufficient detail to enable the royalty payment to LICENSOR to be determined.

6.3. ANNUAL INSPECTION. LICENSEE shall allow LICENSOR’s representative, one annual inspection, during regular business hours or at such other times as may be mutually agreeable, to inspect LICENSEE’s books and records to the extent reasonably necessary to determine LICENSEE’s compliance with the terms of this Agreement.

6.4. PENALTY. If the LICENSOR determines through an annual inspection that the LICENSOR was undercompensated as required by this Agreement, then the LICENSEE shall pay to the LICENSOR a Penalty Fee. The Penalty Fee shall comprise three times the difference between the actual compensation and the required compensation. The LICENSEE shall still be obligated to pay full compensation as required under the Agreement.

SECTION 7. OBLIGATIONS OF LICENSOR

The LICENSOR agrees with the LICENSEE to execute such documents and give such assistance as the LICENSEE may reasonably require:

(a)	to defeat any challenge to the validity of, and resolve any questions concerning the Patent Rights;

(b)	to apply for and obtain patents or similar protection for the INVENTION in other parts of the world at the LICENSEE’s expense;

(c)	to do all that is necessary to vest such protection in the LICENSEE;

(d)	to inform the LICENSEE of all technical information concerning the INVENTION; and

(e)	to supply the LICENSEE with any documents or drawings relevant to the INVENTION.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF LICENSOR

8.1. LICENSOR represents and warrants to LICENSEE as follows:

(a)	LICENSOR is the sole and exclusive owner of the INVENTION and the Patent Rights. No other parties have any right or interest in or to the INVENTION nor to the Patent Rights;

(b)	All rights to the INVENTION and the Patent Rights are free and clear of all liens, claims, security interests and other encumbrances of any kind or nature;

(c)	The LICENSOR has not granted any licenses to use the INVENTION to any other parties;

(d)	LICENSOR has the right and power to enter into this Agreement, and has made no prior transfer, sale or assignment of any part of the INVENTION, patent rights pertaining to the INVENTION or the Patent Rights;

(e)	As of the date hereof and as of the Closing date, LICENSOR is not aware of any parties infringing on the patent rights transferred hereunder;

(f)	LICENSOR is not aware that the INVENTION infringes upon any patent, but LICENSOR does not otherwise warrant or guarantee the validity of the Patent Rights or that the INVENTION does not infringe any valid and subsisting patent or other rights not held by the LICENSOR; and

(g)	The INVENTION was not procured by the use of confidential information, trade secrets, or in other respects in violation of law, and there is no action, order or proceeding, to the LICENSOR’s knowledge, alleging any of the foregoing.

8.2. Each of the warranties and representations set forth above shall be true on and as of the date of Closing, as though such warranty and representation was made as of such time. All warranties and representations shall survive closing.

SECTION 9. LICENSEE’S OBLIGATIONS

9.1. INDEMNIFICATION. The LICENSEE agrees to indemnify the LICENSOR and his heirs successors, assigns and legal representatives for liability incurred to persons who are injured as a consequence of the use of any INVENTION developed or implemented by the LICENSEE or as a consequence of any defects in the INVENTION.

9.2. QUARTERLY ROYALTY. The LICENSEE agrees to pay the above stated quarterly royalty without demand.

9.3. REASONABLE EFFORTS. The LICENSEE agrees to utilize all reasonable efforts to commercialize and market the INVENTION.

9.4. FINANCIAL STATEMENT. The LICENSEE agrees to provide the financial statement at the end of each quarter without demand.

9.5. PROFESSIONALISM. The LICENSEE agrees to the extent reasonably possible, have all manufacturing, shipping, and sales performed in a professional and equitable manner.

9.6. LIABILITY INSURANCE. The LICENSEE agrees to maintain liability insurance to cover the INVENTION in an amount greater than or equal to $1,000,000 once the INVENTION begins to be implemented.

9.7. TRADE SECRETS. The LICENSEE agrees to take all reasonable steps to maintain the confidentiality of all trade secrets provided by the LICENSOR to the LICENSEE during and after this Agreement.

SECTION 10. CONDITIONS TO CLOSING

LICENSEE’s obligation to pay the up-front monies and the royalty shall be subject to the satisfaction as stipulated in Section 3 above, any one or more which may be waived by LICENSEE:

(a) The warranties and representations made by the LICENSOR in this Agreement shall be true and correct in all material respects on the Closing date as if such warranties and representations had been given as of the Closing date.

(b) LICENSOR shall have delivered to LICENSEE such instruments of transfer as may be reasonably requested by LICENSEE to consummate the transactions contemplated hereby.

SECTION 11. MARKING OF INVENTION

LICENSEE agrees to affix patent pending and patent notices to all INVENTIONs prior to their sale in accordance with 35 U.S.C. §282. Each device shall have either the words “PATENT PENDING” or “Patent No.” followed by the patent number conspicuously marked on each of the goods sold under the Patent Rights subject to the reasonable approval of the LICENSOR.

SECTION 12. DURATION AND TERMINATION

12.1 This Agreement shall remain in full force and effect unless and until termination or cancellation as hereinafter provided.

12.2. If LICENSEE shall at any time default in rendering any of the statements required hereunder, and payment of any monies due hereunder, or in fulfilling any of the other material obligations hereof, and such default is not cured within fifteen days after written notice is given by the LICENSOR to LICENSEE, LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE. LICENSEE shall have the right to cure any such default up to, but not after the written notice of termination.

12.3 It is understood that LICENSEE is a publicly traded company and that there are existing conditions of default in some of its debt, as well as an existing 3(a)10. LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE in the event of any of the following:

(a)	liquidation of LICENSEE;

(b)	future insolvency or bankruptcy of LICENSEE, whether voluntary or involuntary arising from new or preexisting obligations; or

(c)	appointment of a Trustee or Receiver for LICENSEE.

12.4. LICENSOR shall have the right to terminate this Agreement, by giving three months written notice, if after the second year of this agreement the previous years total royalty payment is lower than one-hundred thousand dollars (US$100,000).

12.5. LICENSEE shall have the right to terminate this Agreement, by giving three months notice, if all patent applications, continuation, continuation-in-part or divisional applications, related to the INVENTION become abandoned without issuing into a patent.

12.6. LICENSEE shall have the right to terminate this Agreement, by giving three months notice, if a court of law determines all of the issued or pending patents to be invalid.

SECTION 13. MAINTENANCE FEES AND INFRINGEMENT COSTS

13.1. MAINTENANCE FEES. LICENSEE shall be responsible for paying all maintenance fees for the Patent Rights until they expire.

13.2. DEFENDING AN INFRINGEMENT LAWSUIT. LICENSEE shall be responsible for all expenses, including but not limited to legal fees, associated with defending an infringement action involving the INVENTION. LICENSEE also agrees to vigorously defend at its own expense any invalidity actions brought against the Patent Rights.

13.3. BRINGING AN INFRINGEMENT LAWSUIT. LICENSEE shall also be responsible for all expenses, including but not limited to legal fees, associated with bringing an infringement action involving the Patent Rights. LICENSEE agrees to initiate and vigorously prosecute proceedings to the termination of any infringements on the Patent Rights.

13.4. NOTIFICATION. LICENSEE and LICENSOR both agree to notify each other of any legal action involving the Patent Rights or the INVENTION.

SECTION 14. BINDING ARBITRATION

Any controversy or claim arising out of or relating to this contract, or the breach thereof, between the LICENSOR and the LICENSEE shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in a convenient location in Colorado. The judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION 15. GOVERNING LAW

This Agreement shall be governed in accordance with the substantive laws of the State of Colorado of the United States of America.

SECTION 16. SEVERABILITY

16.1. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

16.2. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction, LICENSOR, by written notice to LICENSEE, may revise the provision in question or delete it entirely so as to comply with the decision of said court.

SECTION 17. NOTICES UNDER THE AGREEMENT

For the purposes of all written communications and notices between the parties, their addresses shall be:

LICENSOR	Camposagrado, Inc. Attn: Jose Quiros 5 East Bijou Street, #374 Colorado Springs, CO 80903 Email: jquiros@camposagraodinc.com

LICENSEE	STL Marketing Group, Inc. Attn: Ms. Jaime Kniep 10 Boulder Crescent, Suite 102 Colorado Springs, CO 80903 Email: Jaime@v3rsant.com

SECTION 18. NONASSIGNABILITY

The parties agree this Agreement imposes specific obligations on LICENSEE. LICENSEE shall not assign any rights under this Agreement without the written consent of LICENSOR. LICENSOR may assign all rights hereunder.

SECTION 19. ENTIRE AGREEMENT

This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings between the parties and there are no covenants, promises, agreements or conditions, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon either party unless reduced in writing and signed by them.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth.

LICENSOR:	/s/ Jose P. Quiros
Jose P. Quiros President

LICENSEE	/s/ Jaime Kniep
Jaime Kniep Chief Financial Officer

Exhibit A

Summary of US Patent & Trademark Office Application for Patent

Exhibit B

Trademark Application with USPTO